As filed with the Securities and Exchange Commission on November 7, 2024
Registration No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
FRESHPET, INC.
(exact name of Registrant as specified in its charter)

Delaware	20-1884894
(State or other jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

1545 US-206
Bedminster, New Jersey 07921
(Address of Principal Executive Offices including Zip Code)

Freshpet, Inc. 2024 Equity Incentive Plan
Inducement Nonqualified Stock Option Award Agreement with Todd Cunfer
Inducement Restricted Stock Unit Award Agreement with Todd Cunfer
Inducement Restricted Stock Unit Award Agreements with Nicki Baty
(Full title of the plans)

Lisa Alexander, Esq.
General Counsel and Corporate Secretary
Freshpet, Inc.
1545 US-206
Bedminster, New Jersey 07921
(201) 520-4000
(Name and address, including zip code, and telephone
number, including area code, of agent for service)

Copy to:
Justin W. Chairman, Esq.
Morgan, Lewis & Bockius LLP
2222 Market Street
Philadelphia, Pennsylvania 19103
(215) 963-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) registers an aggregate of: 1,450,000 shares of common stock, par value $0.001 per share (the “Common Stock”) of Freshpet, Inc. (the “Company”) that may be issued and sold under the Freshpet, Inc. 2024 Equity Incentive Plan (the “2024 Plan”) and 79,651 shares of the Common Stock that may be issued and sold upon (i) the vesting of 39,531 restricted stock units and (ii) the vesting and exercise of 40,120 options to purchase Common Stock, which restricted stock units and options were granted to certain employees of the Company as an inducement material to their respective entry into employment with the Company, in accordance with Nasdaq Listing Rule 5635(c)(4).

This Registration Statement includes a prospectus (the “Reoffer Prospectus”) prepared in accordance with General Instruction C and in accordance with the requirements of Part I of Form S-3. This Reoffer Prospectus may be used for reoffers and resales of “restricted securities” and “control securities” (as such terms are defined in Section C of the General Instructions to Form S-8) by the selling stockholders and maybe used on a continuous or delayed basis in the future, by the selling stockholders. As specified in General Instruction C of Form S-8, the amount of securities to be reoffered or resold under the reoffer prospectus by each selling stockholder and any other person with whom he or she is acting in concert for the purpose of selling the Company’s securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.  The registration of the shares of our Common Stock covered by the Reoffer Prospectus does not necessarily mean that any shares of our Common Stock will be sold by the selling stockholders. The second part of this Registration Statement contains information required in the Registration Statement pursuant to Part II of Form S-8.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.

The documents containing the information specified in this Part I have been or will be sent or given to participants in the plans as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”), in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”). Such documents are not being filed with the SEC either as a part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2.	Registrant Information and Employee Plan Annual Information.

The written statement required by Item 2 of Part I is included in documents that will be delivered to participants in the plan covered by this Registration Statement pursuant to Rule 428(b) of the Securities Act. In accordance with the rules and regulations of the SEC and the instructions to Form S-8, such documents are not being filed with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

REOFFER PROSPECTUS

Freshpet, Inc.

Up to an aggregate of 79,651 Shares of Common Stock

This reoffer prospectus (this “Reoffer Prospectus”) relates to the offer and sale from time to time by the selling stockholders named in this Reoffer Prospectus (the “Selling Stockholders”), or their permitted transferees, of up to an aggregate of 79,651 shares of common stock, par value $0.001 per share (the “Common Stock”), of Freshpet, Inc., a Delaware corporation (the “Company”, “Freshpet”, “Registrant”, “we”, “us”, “our”). This Reoffer Prospectus covers shares of Common Stock issuable to the Selling Stockholders pursuant to awards of restricted stock units and non-qualified stock options (collectively, the “Inducement Awards”) that were granted to certain employees of the Company pursuant to: (i) the Inducement Nonqualified Stock Option Award Agreement by and between Todd Cunfer and Freshpet, Inc., effective as of December 1, 2022 (the “Cunfer Stock Option Agreement”); (ii) the Inducement Restricted Stock Unit Award Agreement by and between Todd Cunfer and Freshpet, Inc., effective as of December 1, 2022 (the “Cunfer RSU Agreement”); (iii) the Inducement Restricted Stock Unit Award Agreement by and between Nicki Baty and Freshpet, Inc., effective as of September 1, 2024 (the “First Baty RSU Award”); and (iv) the Inducement Restricted Stock Unit Award Agreement by and between Nicki Baty and Freshpet, Inc., effective as of September 1, 2024 (the “Second Baty RSU Award”, and together with the First Baty RSU Award, the “Baty RSU Agreements”).

Specifically, this Reoffer Prospectus covers an aggregate of 79,651 shares of Common Stock of the Company, which includes: (i) 40,120 shares of Common Stock that are issuable upon exercise of outstanding Inducement Awards previously granted under the Cunfer Stock Option Agreement; (ii) 22,381 shares of Common Stock that are issuable upon the applicable vesting events relating to the outstanding Inducement Awards previously granted under the Cunfer RSU Agreement; and (iii) 17,150 shares of Common Stock that are issuable upon the applicable vesting events relating to the outstanding Inducement Awards previously granted under the Baty RSU Agreements. We are not offering any shares of Common Stock and will not receive any proceeds from the sale of the shares of Common Stock by the Selling Stockholders pursuant to this Reoffer Prospectus.  Each of Mr. Cunfer and Ms. Baty, being a Selling Stockholder named herein, is an executive officer, and may be considered an “affiliate” of the Company (as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)).

Subject to the satisfaction of any conditions to vesting of, or exercise of options relating to, the shares of Common Stock offered hereby pursuant to the terms of the relevant agreements, and subject to any applicable restrictions, the Selling Stockholders may from time to time sell, transfer or otherwise dispose of any or all of the shares of Common Stock covered by this Reoffer Prospectus through underwriters or dealers, directly to a purchaser, or through broker-dealers or agents. If underwriters or dealers are used to sell the shares of Common Stock, we will name them and describe their compensation in a prospectus supplement. The shares of Common Stock may be sold in one or more transactions at fixed prices, prevailing market prices at the time of sale, prices related to the prevailing market prices, varying prices determined at the time of sale or negotiated prices. We do not know when or in what amount the Selling Stockholders may offer the shares of Common Stock for sale. The Selling Stockholders may sell any, all or none of the shares of Common Stock offered by this Reoffer Prospectus. See “Plan of Distribution” beginning on page 10 for more information about how the Selling Stockholders may sell or dispose of the shares of Common Stock covered by this Reoffer Prospectus. The Selling Stockholders will bear all sales commissions and similar expenses. We will bear all expenses of registration incurred in connection with this offering, including any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Stockholders.

Our Common Stock is listed on the Nasdaq Global Market (“Nasdaq”) under the symbol “FRPT.” On November 6, 2024, the last sale price of a share of our Common Stock as reported on the Nasdaq was $155.26 per share.

Shares of Common Stock that are issued pursuant to the Inducement Awards granted to each of Mr. Cunfer and Ms. Baty will be “control securities” under the Securities Act before their sale under this Reoffer Prospectus. This Reoffer Prospectus has been prepared for the purposes of registering the shares of Common Stock under the Securities Act to allow for future sales by the Selling Stockholders on a continuous or delayed basis to the public without restriction, provided that the amount of shares of Common Stock to be offered or resold under this Reoffer Prospectus by Mr. Cunfer, Ms. Baty, or any other person with whom such person is acting in concert for the purpose of selling shares of Common Stock, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

Investing in our Securities involves substantial risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 8 of this Reoffer Prospectus for the factors you should consider before buying shares of our Common Stock.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or determined if this Reoffer Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Reoffer Prospectus is November 7, 2024.

You should read this prospectus, including all documents incorporated herein by reference, together with additional information described under “Where You Can Find More Information.”

You may obtain the information incorporated by reference without charge by following the instructions under “Where You Can Find More Information.”

THE COMPANY

Freshpet, Inc. (“Freshpet,” the “Company,” “Registrant”, “we,” “us” or “our”) is disrupting the over $52.0 billion United States pet food industry by driving consumers to reassess conventional dog and cat food offerings that have remained essentially unchanged for decades. We position our brand to benefit from mainstream trends of growing pet humanization and consumer focus on health and wellness. We price our products to be accessible to the average consumer, providing us with broad demographic appeal and allowing us to penetrate multiple classes of retail, including grocery, mass, club, pet specialty, natural and digital. We have successfully expanded our network of Freshpet Fridges within leading blue-chip retail chains. The strength of our business model extends to our customers, who we believe find that Freshpet grows their pet category sales, drives higher traffic, increases shopper frequency and delivers category leading margins. As of September 29, 2024, our annual household penetration within the U.S. was approximately 12.9 million, and we continue to target 20 million households by 2027. Additionally, we believe that there are opportunities to expand our network into international markets as demonstrated by our recent initiatives in the U.K. market.

Freshpet was incorporated in Delaware in November 2004 and currently exists as a Delaware corporation. Our principal executive offices are located at 1545 US-206, 1st Floor, Bedminster, New Jersey. Our telephone number at such address is (201) 520-4000, and our website is www.freshpet.com. The information on, or that can be accessed through, our website is not part of this prospectus and is not incorporated by reference herein. Our website address is included in this prospectus as an inactive textual reference only.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Reoffer Prospectus contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact included in this Reoffer Prospectus or the documents incorporated by reference herein. Forward-looking statements discuss our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “outlook,” “potential,” “project,” “projection,” “plan,” “target,” “intend,” “seek,” “may,” “could,” “would,” “will,” “should,” “can,” “can have,” “likely,” the negatives thereof and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. They appear in a number of places throughout this Reoffer Prospectus or the documents incorporated by reference herein and include statements regarding our intentions, beliefs or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies and the industry in which we operate. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected, including:

•	our ability to meet our sustainability targets, goals, and commitments, including due to the impact of climate change;
•	changes in global economic and financial market conditions generally, such as continued inflation and interest rate increases;
•
the impact of various worldwide or macroeconomic events, such as the ongoing conflict between Russia and Ukraine and the current conflict in Israel and the Gaza Strip, on U.S. and global economics, our employees, suppliers, customers and end consumers, which could adversely and materially impact our business, financial condition and results of operations;

•
our ability to successfully implement our growth strategy, including related to implementing our marketing strategy and building capacity to meet demand, such as through the timely expansion of certain of our Freshpet Kitchens (collectively, our Freshpet Kitchens Bethlehem, Freshpet Kitchens South and Freshpet Kitchens Ennis);

•	our ability to successfully implement new processes and systems as we continue to stabilize and improve our ERP;
•	our ability to timely complete the construction at our Freshpet Kitchens Ennis and achieve the anticipated benefits therefrom;
•	the loss of key members of our senior management team;
•	allegations that our products cause injury or illness or fail to comply with government regulations;
•	the loss of a significant customer;
•	the entrance of new competitors into our industry;
•	the effectiveness of our marketing and trade spending programs;
•	our ability to introduce new products and improve existing products;
•	our ability to match our manufacturing capacity with demand;
•	the impact of government regulation, scrutiny, warning and public perception;

•	the effect of false marketing claims;
•	adverse weather conditions, natural disasters, pestilences and other natural conditions affecting our operations;
•	our ability to develop and maintain our brand;
•	the effect of potential price increases and shortages on the inputs, commodities and ingredients that we require, including those effects caused by sustained inflation;
•	our ability to manage our supply chain effectively;
•	global or local pandemics, such as COVID-19;
•
the failure of our information technology systems to perform adequately, including as a result of any interruptions, intrusions, cyber attacks or physical or electronic security breaches of such systems;

•	actions of activist stockholders;
•	volatility in the price of our common stock; and
•
other factors discussed under the headings “Risk Factors” and elsewhere in this Reoffer Prospectus, and under the headings “Business” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on February 26, 2024, as amended by our Annual Report on Form 10-K/A for the year ended December 31, 2023 filed with the SEC on April 30, 2024 (the “2023 Form 10-K”) , and our subsequent Quarterly Reports on Form 10-Q.

While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. All forward-looking statements are expressly qualified in their entirety by these cautionary statements. You should evaluate all forward-looking statements made in this Reoffer Prospectus or within a document incorporated herein by reference in the context of these risks and uncertainties. These forward-looking statements speak only as of the date such statements have been made. The Company assumes no obligation to revise or update any forward-looking statements for any reason, except as required by law.

RISK FACTORS

Investing in our Common Stock involves a high degree of risk. You should carefully consider the risks and uncertainties described in this Reoffer Prospectus and the documents incorporated herein by reference under the headings “Risk Factors”, including those contained in Item 1A under the heading “Risk Factors” and elsewhere in our 2023 Form 10-K, which is incorporated into this Reoffer Prospectus by reference, and any risk factors set forth in our other filings that we make with the Securities and Exchange Commission (“SEC”) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as other information we include or incorporate by reference. See “Where You Can Find More Information” for information about how to obtain a copy of these documents. You should also carefully consider the risks and other information that may be contained in, or incorporated by reference into, any prospectus supplement relating to specific offerings of securities.

Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment.  Each of the referenced risks and uncertainties could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities. Additional risks and uncertainties not known to us or that we believe are immaterial may also adversely affect our business, operating results and financial condition and the value of an investment in our securities.

USE OF PROCEEDS

We will receive no proceeds from the sale of the shares of Common Stock by the Selling Stockholders.  All proceeds from the sale of the Common Stock will be for the account of the Selling Stockholders, as described below. See the sections titled “Selling Stockholders” and “Plan of Distribution” described below.

DESCRIPTION OF COMMON STOCK

The description of the Company’s Common Stock contained in our 2023 Form 10-K, including any amendment or report filed for the purpose of updating such description, is incorporated herein by reference.

SELLING STOCKHOLDERS

The table below sets forth information regarding beneficial ownership of our Common Stock as of October 31, 2024, as adjusted to reflect the Common Stock that may be sold from time to time pursuant to this Resale Prospectus for all Selling Stockholders, as identified in the table.  We will not receive any proceeds from the resale of the shares by the Selling Stockholders.

The Common Stock offered by the Selling Stockholders hereunder include an aggregate of 79,651 shares of Common Stock of the Company, which includes: (i) 40,120 shares of Common Stock that are issuable upon exercise of outstanding Inducement Awards previously granted under the Cunfer Stock Option Agreement; (ii) 22,381 shares of Common Stock that are issuable upon the applicable vesting events relating to the outstanding Inducement Awards previously granted under the Cunfer RSU Agreement; and (iii) 17,150 shares of Common Stock that are issuable upon the applicable vesting events relating to the outstanding Inducement Awards previously granted under the Baty RSU Agreements.  Each of these awards was granted to the recipient as an inducement material to such recipient’s respective entry into employment with the Company, in accordance with Nasdaq Listing Rule 5635(c)(4).

In accordance with the rules of the SEC, beneficial ownership includes voting or investment power with respect to securities and includes the shares issuable pursuant to stock options that are exercisable within 60 days of October 31, 2024 or issuable pursuant to restricted stock units which are subject to vesting and settlement conditions expected to occur within 60 days of October 31, 2024. Shares issuable pursuant to such stock options or restricted stock units are deemed outstanding for computing the percentage of the person holding such options but are not outstanding for computing the percentage of any other person.

The table below sets forth, as of October 31, 2024, (i) the name of each person who is offering the resale of shares of Common Stock by this Reoffer Prospectus; (ii) the number of shares (and the percentage, if 1% or greater) of Common Stock that each Selling Stockholder may offer for sale from time to time pursuant to this Reoffer Prospectus, whether or not such Selling Stockholder has a present intention to do so; and (iii) the number of shares (and the percentage, if 1% or greater) of Common Stock each person will own after the offering, assuming such person sells all of the shares of Common Stock offered. We have based percentage ownership of our common stock before this offering on 48,536,779 shares of our Common Stock outstanding as of October 31, 2024.

Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power. Unless otherwise indicated, the address for each Selling Stockholder listed in the table below is c/o Freshpet, Inc., 1545 US-206 Bedminster, New Jersey 07921.

Selling Stockholder	Shares of Common Stock Beneficially Owned Prior to this Offering (1)(2)	Percentage of Shares of Common Stock Beneficially Owned Prior to this Offering (1)(2)	Shares of Common Stock Offered for Resale in this Offering (2)	Shares of Common Stock Beneficially Owned After this Offering (3)	Percentage of Shares of Common Stock Beneficially Owned After this Offering (1)(3)
Todd Cunfer, Chief Financial Officer (4)	62,814	*%	62,501	313	*%
Nicki Baty, Chief Operating Officer (5)	17,150	*%	17,150	0	—

*Less than 1%

1.
Beneficial ownership and the percentage of shares of Common Stock beneficially owned is computed on the basis of 48,536,779 shares of Common Stock outstanding as of October 31, 2024 and determined in accordance with the rules and regulations of the SEC.

2.
Includes shares of Common Stock issuable upon vesting of restricted stock units or vesting and exercise of stock options included in the Inducement Awards, including those that are subject to vesting within 60 days from October 31, 2024.

3.
Assumes that all of the shares of Common Stock held by each Selling Stockholder and being offered under this Reoffer Prospectus are sold, and that no Selling Stockholder will acquire additional shares of Common Stock before the completion of this offering.

4.
Includes (a) 313 shares of Common Stock, 26,743 shares underlying options to purchase Common Stock and 14,919 shares underlying restricted stock units held by Mr. Cunfer that have vested or could vest within 60 days of October 31, 2024 and (b) 13,377 shares underlying options to purchase Common Stock and 7,462 shares underlying restricted stock units held by Mr. Cunfer that will not vest within 60 days of October 31, 2024.

5.	Includes 17,150 restricted stock units held by Ms. Baty which will not vest within 60 days of October 31, 2024.

The Selling Stockholders identified in the table above may have sold, transferred or otherwise disposed of some or all of their shares since the date on which the information in the table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act. Information concerning the Selling Stockholders may change from time to time and, if necessary, we will amend or supplement this Reoffer Prospectus accordingly. We cannot give an estimate as to the number of shares of Common Stock that will actually be held by the Selling Stockholders upon termination of this offering because the Selling Stockholders may offer some or all of their Common Stock under the offering contemplated by this Reoffer Prospectus or acquire additional shares of Common Stock. The total number of shares that may be sold hereunder will not exceed the number of shares offered hereby. Please read the section entitled “Plan of Distribution” in this Reoffer Prospectus.

PLAN OF DISTRIBUTION

The shares of Common Stock covered by this Reoffer Prospectus are being registered by Freshpet for the account of the Selling Stockholders.

The shares of Common Stock offered may be sold from time to time directly by or on behalf of each Selling Stockholder in one or more transactions on Nasdaq or any other stock exchange on which our Common Stock may be listed at the time of sale, in privately negotiated transactions, or through a combination of such methods, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at fixed prices (which may be changed) or at negotiated prices. The Selling Stockholders may sell shares through one or more agents, brokers or dealers or directly to purchasers. Such brokers or dealers may receive compensation in the form of commissions, discounts or concessions from the selling stockholders and/or purchasers of the shares or both. Such compensation as to a particular broker or dealer may be in excess of customary commissions.

In connection with their sales, a Selling Stockholder and any participating broker or dealer may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions they receive and the proceeds of any sale of shares may be deemed to be underwriting discounts and commissions under the Securities Act.

We are bearing all costs relating to the registration of the shares of Common Stock. Any commissions or other fees payable to brokers or dealers in connection with any sale of the shares will be borne by the Selling Stockholders or other party selling such shares. Sales of the shares must be made by the Selling Stockholders in compliance with all applicable state and federal securities laws and regulations, including the Securities Act. In addition to any shares sold hereunder, Selling Stockholders may sell shares of Common Stock in compliance with Rule 144. There is no assurance that the Selling Stockholders will sell all or a portion of the Common Stock offered hereby. The Selling Stockholders may agree to indemnify any broker, dealer or agent that participates in transactions involving sales of the shares against certain liabilities in connection with the offering of the shares arising under the Securities Act. We have notified the Selling Stockholders of the need to deliver a copy of this Reoffer Prospectus in connection with any sale of the shares.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of our Common Stock and activities of the Selling Stockholders, which may limit the timing of purchases and sales of any of the shares of Common Stock by the Selling Stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock to engage in passive market-making activities with respect to the shares of Common Stock. Passive market making involves transactions in which a market maker acts as both our underwriter and as a purchaser of our Common Stock in the secondary market. All of the foregoing may affect the marketability of the shares of Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Common Stock.

The Common Stock to be offered or resold by means of this reoffer prospectus by the Selling Stockholder may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act; provided, however, that such limitation will no longer be applicable when the Company satisfies the registrant requirements for use of Form S-3. In addition, any securities covered by this Reoffer Prospectus which qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 of the Securities Act rather than pursuant to this reoffer prospectus.

There can be no assurance that the Selling Stockholders will sell any or all of the securities offered hereby.

Once sold under the registration statement of which this prospectus forms a part, the shares of Common Stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the shares of Common Stock offered by this Reoffer Prospectus, and any supplement thereto, will be passed upon for us by Morgan, Lewis & Bockius LLP.

EXPERTS

The consolidated financial statements of Freshpet, Inc. and subsidiaries as of December 31, 2023 and 2022, and for each of the years in the three-year period ended December 31, 2023, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2023 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov.

The registration statement and the documents referred to below under “Incorporation of Certain Information by Reference” are also available free of charge on our website at www.freshpet.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents, which have been filed by the Company with the SEC, are hereby incorporated by reference into this Registration Statement of which this Reoffer Prospectus forms a part:

•
Our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 26, 2024, as amended by our Annual Report on Form 10-K/A for the year ended December 31, 2023, filed with the SEC on April 30, 2024;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024, filed with the SEC on May 6, 2024, August 5, 2024 and November 4, 2024, respectively;
•
Our Current Reports on Form 8-K filed with the SEC on February 28, 2024, April 4, 2024, April 10, 2024, August 30, 2024, September 3, 2024 and October 4, 2024 (except in each case for information contained therein which is furnished rather than filed); and

•
The description of the Company’s Common Stock contained in our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on February 26, 2024, as amended by our Annual Report on Form 10-K/A for the year ended December 31, 2023, filed with the SEC on April 30, 2024, including any amendment or report filed for the purpose of updating such description.

All other reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of the filing of such reports and documents, except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under Items 2.02 or 7.01 of any Current Report on Form 8-K that is not deemed filed under such provisions.

For the purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

You should rely only on the information provided or incorporated by reference in this Registration Statement or any related prospectus. The Company has not authorized anyone to provide you with different information. You should not assume that the information in this Registration Statement or any related prospectus is accurate as of any date other than the date on the front of the document.

Freshpet will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates.  Requests for such information should be directed to:

Freshpet, Inc.
1545 US-206
Bedminster, New Jersey 07921
Attention: Corporate Secretary

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which have been filed with the SEC by Freshpet, Inc. (the “Company”, “Registrant”,  “Freshpet,” “we,” “us,” or “our”) are hereby incorporated by reference into this Registration Statement:

•
Our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 26, 2024, as amended by our Annual Report on Form 10-K/A for the year ended December 31, 2023, filed with the SEC on April 30, 2024;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024, filed with the SEC on May 6, 2024, August 5, 2024 and November 4, 2024, respectively;
•
Our Current Reports on Form 8-K filed with the SEC on February 28, 2024, April 4, 2024, April 10, 2024, August 30, 2024, September 3, 2024 and October 4, 2024 (except in each case for information contained therein which is furnished rather than filed); and

•
The description of the Company’s Common Stock contained in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 26, 2024, as amended by our Annual Report on Form 10-K/A for the year ended December 31, 2023, filed with the SEC on April 30, 2024, including any amendment or report filed for the purpose of updating such description.

All other reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of the filing of such reports and documents, except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under Items 2.02 or 7.01 of any Current Report on Form 8-K that is not deemed filed under such provisions.

For the purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

You should rely only on the information provided or incorporated by reference in this Registration Statement or any related prospectus. The Company has not authorized anyone to provide you with different information. You should not assume that the information in this Registration Statement or any related prospectus is accurate as of any date other than the date on the front of the document.

Freshpet will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates.  Requests for such information should be directed to:

Freshpet, Inc.
1545 US-206
Bedminster, New Jersey 07921
Attention: Corporate Secretary

Item 4.	Description of Securities.

Not Applicable.

Item 5.	Interests of Named Experts and Counsel.

Not Applicable.

Item 6.	Indemnification of Directors and Officers.

The Company is incorporated under the laws of the State of Delaware. Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) allows a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our Sixth Amended and Restated Certificate of Incorporation (the “Certificate”) provides for this limitation of liability.

Section 145 of the DGCL (“Section 145”) provides that a Delaware corporation may indemnify any person, including an officer or director, who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify such person against the expenses that such officer or director has actually and reasonably incurred.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify such person under Section 145.

Our Amended and Restated Bylaws (the “Bylaws”) provide that we must indemnify our directors and officers to the fullest extent authorized by the DGCL and must also pay expenses incurred in defending any such proceeding in advance of its final disposition upon delivery of an undertaking, by or on behalf of an indemnified person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified under this section or otherwise.

The foregoing summaries are necessarily subject to the complete text of the DGCL statutes referenced above, the Certificate, the Bylaws and the agreements referred to above and are qualified in their entirety by reference thereto.

Item 7.	Exemption from Registration Claimed.

Not Applicable.

Item 8.	Exhibits.

Exhibit Number	Exhibit Description
5.1*	Opinion of Morgan, Lewis & Bockius LLP.
23.1*	Consent of KPMG LLP.
23.2*	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1 hereof).
24.1*	Power of Attorney (contained on the signature pages hereto).
99.1	Freshpet, Inc. 2024 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 4, 2024)
99.2*	Inducement Nonqualified Stock Option Award Agreement by and between Todd Cunfer and Freshpet, Inc., effective as of December 1, 2022.
99.3*	Inducement Restricted Stock Unit Award Agreement by and between Todd Cunfer and Freshpet, Inc., effective as of December 1, 2022.
99.4*	Inducement Restricted Stock Unit Award Agreement by and between Nicola Baty and Freshpet, Inc., effective as of September 1, 2024.
99.5*	Inducement Restricted Stock Unit Award Agreement by and between Nicola Baty and Freshpet, Inc., effective as of September 1, 2024.
107*	Filing Fee Table.

*	Filed herewith.

Item 9.	Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bedminster, New Jersey on the 7th day of November, 2024.

FRESHPET, INC.

By:	/s/ William B. Cyr
Name: William B. Cyr
Title: Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints William B. Cyr and Todd Cunfer, or either of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution and resubstitution, for him or her and in their name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ William B. Cyr	Chief Executive Officer and Director (Principal Executive Officer)	November 7, 2024
William B. Cyr

/s/ Todd Cunfer	Chief Financial Officer (Principal Financial and Accounting Officer)	November 7, 2024
Todd Cunfer

Name	Title	Date
Directors:

/s/ Walter N. George III	Chairperson of the Board	November 7, 2024
Walter N. George III

/s/ Olu Beck	Director	November 7, 2024
Olu Beck

/s/ David B. Biegger	Director	November 7, 2024
David B. Biegger

/s/ Daryl G. Brewster	Director	November 7, 2024
Daryl G. Brewster

/s/ Jacki Kelley	Director	November 7, 2024
Jacki Kelley

/s/ Lauri Kien Kotcher	Director	November 7, 2024
Lauri Kien Kotcher

/s/ Timothy R. McLevish	Director	November 7, 2024
Timothy R. McLevish

/s/ Leta D. Priest	Director	November 7, 2024
Leta D. Priest

/s/ Joseph E. Scalzo	Director	November 7, 2024
Joseph E. Scalzo

/s/ Craig D. Steeneck	Director	November 7, 2024
Craig D. Steeneck

/s/ David J. West	Director	November 7, 2024
David J. West